Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, Gregory Trudel, President and CEO of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•                  the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated:    August 12, 2015

/s/ Gregory Trudel

Gregory Trudel
President and CEO

I, Mala Ray, Controller and Principal Accounting Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•                  the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated:    August 12, 2015

/s/ Mala Ray

Mala Ray
Controller, Principal Accounting Officer and Principal Financial Officer